EQUITRANS MIDSTREAM ANNOUNCES SECOND QUARTER 2021 RESULTS
Canonsburg, PA (August 3, 2021) – Equitrans Midstream Corporation (NYSE: ETRN), today, announced financial and operational results for the second quarter 2021. Included in the "Non-GAAP Disclosures" section of this news release are important disclosures regarding the use of non-GAAP supplemental financial measures, including information regarding their most comparable GAAP financial measure.
Q2 2021 Highlights:
•Generated $40 million of net income and achieved $272 million of adjusted EBITDA
•Delivered adjusted EBITDA ahead of forecast
•Achieved $383 million of net cash provided by operating activities and $220 million of free cash flow
•Recorded 67% of total operating revenue from firm reservation fees
•Raised full-year 2021 adjusted EBITDA and free cash flow guidance
"Our second quarter results demonstrate the stability and strength of our base business," said Thomas F. Karam, ETRN chairman and chief executive officer. "Our stable cash flow profile coupled with higher volume than forecasted in our gathering and transmission segments allowed us to generate meaningful free cash flow and increase our full-year guidance."
"ETRN remains focused on advancing our sustainability efforts," said Diana M. Charletta, ETRN president and chief operating officer. "We recently published our annual corporate sustainability report which expanded our range of material ESG topics, outlined progress made to date, and highlighted our future endeavors. We recognize that providing sustainable energy solutions is critical for our customers, shareholders, and other stakeholders, and we are proud that ESG is becoming part of ETRN's DNA."
SECOND QUARTER 2021 SUMMARY RESULTS

$ millions (except per share metrics)
Net income attributable to ETRN common shareholders	$22.5
Adjusted net income attributable to ETRN common shareholders	$57.0
Earnings per diluted share attributable to ETRN common shareholders	$0.05
Adjusted earnings per diluted share attributable to ETRN common shareholders	$0.13
Net income	$40.1
Adjusted EBITDA	$271.6
Deferred revenue	$74.5
Net cash provided by operating activities	$382.6
Free cash flow	$220.3
Retained free cash flow	$155.4
Net income attributable to ETRN common shareholders for the second quarter 2021 was impacted by a $56.2 million impairment of long-lived assets associated with ETRN's water assets located in Ohio, which were acquired from Rice Midstream Partners LP in 2018 (the Ohio water assets). Additionally, net income attributable to ETRN common shareholders for the second quarter 2021 was impacted by a $9.4 million unrealized gain on derivative instruments. The unrealized gain is reported within other income and relates to the contractual agreement with EQT Corporation (EQT) in which ETRN will receive cash from EQT conditioned on the quarterly average of certain Henry Hub natural gas prices exceeding certain thresholds beginning with the quarter in which Mountain Valley

Pipeline (MVP) is placed in-service through the fourth quarter of 2024. The contract is accounted for as a derivative with the fair value marked-to-market at each quarter-end.
As a result of the gathering agreement with EQT entered into in February 2020, revenue from the contracted minimum volume commitment (MVC) is recognized utilizing an average rate applied over the 15-year contract life. The difference between the cash received from the contracted MVC and the revenue recognized results in the deferral of revenue into future periods. In the second quarter 2021, deferred revenue was $74.5 million.
Operating revenue for the second quarter increased compared to the same quarter last year by $7.7 million, primarily from increased gathered volume and higher transmission throughput and was partially offset by decreased water services volume. Operating expenses increased by $50.0 million compared to the second quarter 2020, primarily as a result of a $56.2 million impairment of long-lived assets associated with the Ohio water assets in the second quarter 2021. Additionally, operating and maintenance expense decreased versus the prior year quarter while selling, general and administrative and depreciation expenses increased.
QUARTERLY DIVIDEND
For the second quarter 2021, ETRN will pay a quarterly cash dividend of $0.15 per common share on August 13, 2021 to ETRN common shareholders of record at the close of business on August 4, 2021.
TOTAL CAPITAL EXPENDITURES AND CAPITAL CONTRIBUTIONS

$ millions	Three Months Ended June 30, 2021	Six Months Ended June 30, 2021	Full-Year 2021 Forecast
MVP	$73	$82	$255 - $305
Gathering(1)	$55	$103	$235 - $265
Transmission(2)	$9	$14	$30 - $50
Water	$5	$10	$20
Total	$142	$209	$540 - $640
(1)Excludes $4.1 million and $5.8 million of capital expenditures related to noncontrolling interest in Eureka Midstream Holdings, LLC (Eureka) for the three and six months ended June 30, 2021, respectively. Full-year forecast excludes approximately $15-$20 million of capital expenditures related to the noncontrolling interest in Eureka, and includes $2 million of headquarters capital expenditures.
(2)Includes capital contributions to Mountain Valley Pipeline, LLC (MVP JV) for the MVP Southgate project.
OUTLOOK

$ millions	Q3 2021
Net income	$55 - $75
Adjusted EBITDA	$245 - $265
Deferred revenue	$75

$ millions	Full-Year 2021
Net income	$215 - $285
Adjusted EBITDA	$1,070 - $1,140
Deferred revenue	$296
Free cash flow	$380 - $450
Retained free cash flow	$120 - $190
BUSINESS AND PROJECT UPDATES
Outstanding Debt and Liquidity
As of June 30, 2021, ETRN reported $6.4 billion of consolidated long-term debt; $350 million of borrowings and $274 million of letters of credit outstanding under EQM Midstream Partners, LP's (EQM) revolving credit facility; $300 million of borrowings under Eureka's revolving credit facility; and $243 million of cash.
Mountain Valley Pipeline
In February 2021, MVP JV initiated a permitting process with the U.S. Army Corps of Engineers (Army Corps) and the Federal Energy Regulatory Commission (FERC) related to the project’s remaining waterbody and wetland crossings. In early June 2021, FERC issued a notice of schedule for the MVP JV’s certificate amendment application, which requests a change to utilize boring methodology for approximately 120 water crossings. FERC is expected to issue an environmental assessment in mid-August. In late June 2021, the Army Corps directed the West Virginia Department of Environmental Protection and Virginia Department of Environmental Quality to complete the Section 401 review process for approximately 300 water crossings by November 29, 2021 and December 31, 2021, respectively.

The expected permitting timelines for both FERC and Army Corps are in-line with ETRN's expectations. Accordingly, ETRN continues to target a full in-service date during the summer of 2022 at a total project cost of approximately $6.2 billion. Through June 30, 2021, ETRN had funded approximately $2.3 billion and, based on the total project cost estimate, expects to fund a total of approximately $3.1 billion and to have an approximate 47.8% ownership interest in MVP. ETRN will operate the pipeline.
MVP Southgate
Based on MVP's targeted full in-service date and current expectations regarding timing of MVP Southgate permit approvals, ETRN is targeting commencing construction during 2022 and placing the project in-service during the spring of 2023. The approximately 75-mile pipeline is designed to receive gas from MVP in Virginia for transport to new delivery points in Rockingham and Alamance Counties, North Carolina. With a total project cost estimate of approximately $450 million to $500 million, MVP Southgate is backed by a 300 MMcf per day firm capacity commitment from Dominion Energy North Carolina and, as designed, the pipeline has expansion capabilities that could provide up to 900 MMcf per day of total capacity. ETRN has a 47.2% ownership interest in MVP Southgate and will operate the pipeline.

2021 Corporate Sustainability Report
On July 29, 2021, ETRN published its annual corporate sustainability report, which was produced in accordance with the Global Reporting Initiative (GRI) core reporting option and also incorporated the Sustainability Accounting Standards Board (SASB) Oil & Gas Midstream Standards. The report content reflects materiality assessment results, which identify the Environmental, Social, and Governance (ESG) topics most significant to ETRN's business and stakeholders. The report can be viewed online at https://csr.equitransmidstream.com.
Water Services
Water operating loss was $55.6 million and water EBITDA was $8.7 million in the second quarter 2021. Water operating loss is forecast to be approximately $60 million for the full-year 2021 and water EBITDA is forecast to be approximately $30 million for the full-year 2021.
Q2 2021 Earnings Conference Call Information
ETRN will host a conference call with security analysts today, August 3, 2021, at 10:30 a.m. (ET) to discuss second quarter 2021 financial results, operating results, and other business matters.
Call Access: All participants must pre-register online, in advance of the call. Upon completion, registered participants will receive a confirmation email that includes instructions for accessing the call, as well as a unique registration ID and passcode. Please pre-register using the appropriate online registration links below:
Security Analysts :: Audio Registration
Your email confirmation will contain dial-in information, along with your unique ID and passcode.
All Other Participants :: Webcast Registration
Your email confirmation will contain the webcast link, along with your unique ID and passcode.
Call Replay: For 14 days following the call, an audio replay will be available at (800) 585-8367 or (416) 621-4642. The ETRN conference ID: 4529988.
ETRN management speaks to investors from time-to-time and the presentation for these discussions, which is updated periodically, is available via www.equitransmidstream.com.

NON-GAAP DISCLOSURES
Adjusted Net Income Attributable to ETRN Common Shareholders and Adjusted Earnings per Diluted Share Attributable to ETRN Common Shareholders
Adjusted net income attributable to ETRN common shareholders and adjusted earnings per diluted share attributable to ETRN common shareholders are non-GAAP supplemental financial measures that management and external users of ETRN’s consolidated financial statements, such as investors, may use to make period-to-period comparisons of earnings trends. Management believes that adjusted net income attributable to ETRN common shareholders and adjusted earnings per diluted share attributable to ETRN common shareholders as presented provide useful information for investors for evaluating period-over-period earnings. Adjusted net income attributable to ETRN common shareholders and adjusted earnings per diluted share attributable to ETRN common shareholders should not be considered as alternatives to net income attributable to ETRN common shareholders, earnings per diluted share attributable to ETRN common shareholders or any other measure of financial performance presented in accordance with GAAP. Adjusted net income attributable to ETRN common shareholders and adjusted earnings per diluted share attributable to ETRN common shareholders as presented have important limitations as analytical tools because they exclude some, but not all, items that affect net income attributable to ETRN common shareholders and earnings per diluted share attributable to ETRN common shareholders, including, as applicable, the premium on redemption of a portion of EQM’s Series A Perpetual Convertible Preferred Units (EQM Series A Preferred Units), transaction costs, impairments of long-lived assets and unrealized gain (loss) on derivative instruments, which items affect the comparability of results period to period. The impact of noncontrolling interests is also excluded from the calculations of adjustment items to adjusted net income attributable to ETRN common shareholders, as is the tax impact of non-GAAP items. Additionally, because these non-GAAP metrics may be defined differently by other companies in ETRN's industry, ETRN's definitions of adjusted net income attributable to ETRN common shareholders and adjusted earnings per diluted share attributable to ETRN common shareholders may not be comparable to similarly titled measures of other companies, thereby diminishing the utility of the measures. Adjusted net income attributable to ETRN common shareholders and adjusted earnings per diluted share attributable to ETRN common shareholders should not be viewed as indicative of the actual amount of net income attributable to ETRN common shareholders or actual earnings of ETRN in any given period.
The table below reconciles adjusted net income attributable to ETRN common shareholders and adjusted earnings per diluted share attributable to ETRN common shareholders with net income attributable to ETRN common shareholders and earnings per diluted share attributable to ETRN common shareholders as derived from the statements of consolidated comprehensive income to be included in ETRN’s Quarterly Report on Form 10-Q for the three months ended June 30, 2021.

Reconciliation of Adjusted Net Income Attributable to ETRN Common Shareholders and Adjusted Earnings per Diluted Share Attributable to ETRN Common Shareholders

	Three Months Ended June 30,
(Thousands, except per share information)	2021	2020
Net income attributable to ETRN common shareholders	$22,485	$26,990
Add back / (deduct):
Premium on redemption of EQM Series A Preferred Units	—	27,253
Transaction costs	—	11,453
Impairments of long-lived assets	56,178	—
Unrealized gain on derivative instruments	(9,434)	(12,554)
Noncontrolling interest impact of non-GAAP items	—	4,559
Tax impact of non-GAAP items(1)	(12,270)	(909)
Adjusted net income attributable to ETRN common shareholders	$56,959	$56,792
Diluted weighted average common shares outstanding	433,464	260,883
Adjusted earnings per diluted share attributable to ETRN common shareholders	$0.13	$0.22
(1)The adjustments were tax effected at ETRN’s federal and state statutory tax rate for each period.
Adjusted EBITDA
As used in this news release, Adjusted EBITDA means, as applicable, net income, plus income tax expense, net interest expense, loss on extinguishment of debt, depreciation, amortization of intangible assets, impairments of long-lived assets, payments on the preferred interest in EQT Energy Supply, LLC (Preferred Interest), non-cash long-term compensation expense (income), and transaction costs, less equity income, AFUDC-equity, unrealized gain (loss) on derivative instruments and adjusted EBITDA attributable to noncontrolling interest.
The table below reconciles adjusted EBITDA with net income as derived from the statements of consolidated comprehensive income to be included in ETRN's Quarterly Report on Form 10-Q for the three months ended June 30, 2021.
Reconciliation of Adjusted EBITDA

	Three Months Ended June 30,
(Thousands)	2021	2020
Net income	$40,121	$143,458
Add:
Income tax expense	12,564	34,267
Net interest expense	95,642	66,795
Depreciation	69,315	63,151
Amortization of intangible assets	16,205	16,205
Impairments of long-lived assets	56,178	—
Preferred Interest payments	2,746	2,762
Non-cash long-term compensation expense	3,146	1,796
Transaction costs	—	11,453
Less:
Equity income	(5,921)	(56,244)
AFUDC – equity	(63)	(246)
Unrealized gain on derivative instruments	(9,434)	(12,554)
Adjusted EBITDA attributable to noncontrolling interest(1)	(8,946)	(7,692)
Adjusted EBITDA	$271,553	$263,151

(1)Reflects adjusted EBITDA attributable to noncontrolling interest associated with the third-party ownership interest in Eureka. Adjusted EBITDA attributable to noncontrolling interest for the three months ended June 30, 2021 was calculated as net income of $3.0 million plus depreciation of $2.9 million, plus amortization of intangible assets of $2.1 million and plus interest expense of $0.9 million. Adjusted EBITDA attributable to noncontrolling interest for the three months ended June 30, 2020 was calculated as net income of $2.3 million, plus depreciation of $2.7 million, plus amortization of intangible assets of $2.1 million, and plus interest expense of $0.6 million.
Free Cash Flow
As used in this news release, free cash flow means net cash provided by operating activities plus principal payments received on the Preferred Interest, and less net cash provided by operating activities attributable to noncontrolling interest, premiums paid on extinguishment of debt, capital expenditures (excluding the noncontrolling interest share (40%) of Eureka capital expenditures), capital contributions to MVP JV, and distributions/dividends and redemption amounts paid to Series A Preferred unitholders/shareholders (as applicable).
Retained Free Cash Flow
As used in this news release, retained free cash flow means free cash flow less dividends paid to common shareholders and distributions paid to noncontrolling interest EQM common unitholders (as applicable).
The table below reconciles free cash flow and retained free cash flow with net cash provided by operating activities as derived from the statements of consolidated cash flows to be included in ETRN's Quarterly Report on Form 10-Q for the three months ended June 30, 2021.
Reconciliation of Free Cash Flow and Retained Free Cash Flow

	Three Months Ended June 30,
(Thousands)	2021	2020
Net cash provided by operating activities	$382,595	$343,697
Add back / (deduct):
Principal payments received on the Preferred Interest	1,295	1,242
Net cash provided by operating activities attributable to noncontrolling interest(1)	(9,519)	(6,561)
ETRN Series A Preferred Shares dividends(2)	(14,628)	—
EQM Series A Preferred Unit distributions(3)	—	(25,501)
Redemption of EQM Series A Preferred Units(4)	—	(17,338)
Capital expenditures(5)(6)	(65,528)	(107,115)
Capital contributions to MVP JV	(73,932)	(33,484)
Free cash flow	$220,283	$154,940
Less:
Dividends paid to common shareholders (7)	(64,874)	(34,399)
Distributions paid to noncontrolling interest EQM common unitholders	—	(32,244)
Retained free cash flow	$155,409	$88,297
(1)Reflects 40% of $23.8 million and $16.4 million, which was Eureka’s standalone net cash provided by operating activities for the three months ended June 30, 2021 and 2020, respectively, which represents the noncontrolling interest portion for the three months ended June 30, 2021 and 2020, respectively.
(2)Reflects cash dividends paid of $0.4873 per ETRN Series A Perpetual Convertible Preferred Share.
(3)Reflects cash distributions paid of $1.0364 per EQM Series A Preferred Unit.
(4)Redemption of EQM Series A Preferred Units for the second quarter 2020 included approximately $11 million for partial period distributions for the period 4/1/2020 through 6/17/2020 for the EQM Series A Preferred Units that were redeemed and an approximately $6 million change of control premium (101% of ~$600 MM of such units).
(5)Does not reflect amounts related to the noncontrolling interest share of Eureka.
(6)ETRN accrues capital expenditures when the work has been completed but the associated bills have not yet been paid. Accrued capital expenditures are excluded from the statements of consolidated cash flows until they are paid.
(7)First quarter 2021 dividend of $0.15 per ETRN common share was paid during the second quarter 2021.
Adjusted EBITDA, free cash flow and retained free cash flow are non-GAAP supplemental financial measures that management and external users of ETRN's consolidated financial statements, such as industry analysts, investors, lenders, and rating agencies, may use to assess:

•ETRN’s operating performance as compared to other publicly traded companies in the midstream energy industry without regard to historical cost basis or, in the case of adjusted EBITDA, financing methods
•The ability of ETRN’s assets to generate sufficient cash flow to pay dividends to ETRN’s shareholders
•ETRN’s ability to incur and service debt and fund capital expenditures and capital contributions
•The viability of acquisitions and other capital expenditure projects and the returns on investment of various investment opportunities
ETRN believes that adjusted EBITDA, free cash flow, and retained free cash flow provide useful information to investors in assessing ETRN's financial condition and results of operations. Adjusted EBITDA, free cash flow, and retained free cash flow should not be considered as alternatives to net income, operating income, net cash provided by operating activities, as applicable, or any other measure of financial performance or liquidity presented in accordance with GAAP. Adjusted EBITDA, free cash flow, and retained free cash flow have important limitations as analytical tools because they exclude some, but not all, items that affect net income, operating income and net cash provided by operating activities. Additionally, because these non-GAAP metrics may be defined differently by other companies in ETRN's industry, ETRN's definitions of adjusted EBITDA, free cash flow, and retained free cash flow may not be comparable to similarly titled measures of other companies, thereby diminishing the utility of the measures. Free cash flow and retained free cash flow should not be viewed as indicative of the actual amount of cash that ETRN has available for dividends or that ETRN plans to distribute and are not intended to be liquidity measures.
ETRN is unable to provide a reconciliation of projected adjusted EBITDA from projected net income (loss), the most comparable financial measure calculated in accordance with GAAP, or a reconciliation of projected free cash flow or retained free cash flow to net cash provided by operating activities, the most comparable financial measure calculated in accordance with GAAP. ETRN has not provided a reconciliation of projected adjusted EBITDA to projected net income (loss), the most comparable financial measure calculated in accordance with GAAP, due to the inherent difficulty and impracticability of predicting certain amounts required by GAAP with a reasonable degree of accuracy. Net income (loss) includes the impact of depreciation expense, income tax expense, the revenue impact of changes in the projected fair value of derivative instruments prior to settlement, potential changes in estimates for certain contract liabilities and unbilled revenues and certain other items that impact comparability between periods and the tax effect of such items, which may be significant and difficult to project with a reasonable degree of accuracy. Therefore, a reconciliation of projected adjusted EBITDA to projected net income is not available without unreasonable effort.
ETRN is unable to project net cash provided by operating activities because this metric includes the impact of changes in operating assets and liabilities related to the timing of cash receipts and disbursements that may not relate to the period in which the operating activities occurred. ETRN is unable to project these timing differences with any reasonable degree of accuracy to a specific day, three or more months in advance. Therefore, ETRN is unable to provide projected net cash provided by operating activities, or the related reconciliation of each of projected free cash flow and projected retained free cash flow to projected net cash provided by operating activities without unreasonable effort. ETRN provides a range for the forecasts of net income, adjusted EBITDA, free cash flow and retained free cash flow to allow for the inherent difficulty of predicting certain amounts and the variability in the timing of cash spending and receipts and the impact on the related reconciling items, many of which interplay with each other.
Water EBITDA
As used in this news release, water EBITDA means water operating (loss) income plus depreciation and impairments of long-lived assets of ETRN’s water services business. Water EBITDA is a non-GAAP supplemental financial measure that management and external users of ETRN’s consolidated financial statements, such as industry analysts, investors, lenders and rating agencies, use to assess the impact of ETRN’s water services business on ETRN’s operating performance and ETRN’s ability to incur and service debt and fund capital expenditures. Water EBITDA should not be considered as an alternative to ETRN’s net income, operating income or any other measure of financial performance presented in accordance with GAAP. Water EBITDA has important limitations as an analytical tool because the measure excludes some, but not all, items that affect net income and operating income. Additionally, because water EBITDA may be defined differently by other companies in ETRN’s industry, the definition of water EBITDA may not be comparable to similarly titled measures of other companies, thereby diminishing the utility of the measure. The table below reconciles water EBITDA from ETRN's water operating (loss) income as derived from ETRN's statements of consolidated comprehensive income to be included in ETRN's Quarterly Report on Form 10-Q for the three months ended June 30, 2021.
ETRN has not provided a reconciliation of projected water EBITDA from projected water operating (loss) income, the most comparable measure calculated in accordance with GAAP. ETRN does not allocate certain costs, such as interest expenses, to individual assets within its business segments. Therefore, the reconciliation of projected water EBITDA from projected water operating (loss) income is not available without unreasonable effort.
Reconciliation of Water EBITDA

	Three Months Ended June 30,
(Thousands)	2021	2020
Water operating (loss) income	$(55,640)	$12,303
Add: Depreciation	8,201	7,499
Add: Impairments of long-lived assets	56,178	—
Water EBITDA	$8,739	$19,802
About Equitrans Midstream Corporation:
Equitrans Midstream Corporation (ETRN) has a premier asset footprint in the Appalachian Basin and, as the parent company of EQM Midstream Partners, is one of the largest natural gas gatherers in the United States. Through its strategically located assets in the Marcellus and Utica regions, ETRN has an operational focus on gas transmission and storage systems, gas gathering systems, and water services that support natural gas development and production across the Basin. With a rich 135-year history in the energy industry, ETRN was launched as a standalone company in 2018 with the vision to be the premier midstream services provider in North America. ETRN is helping to meet America’s growing need for clean-burning energy, while also providing a rewarding workplace and enriching the communities where its employees live and work.

For more information on Equitrans Midstream Corporation, visit www.equitransmidstream.com; and to learn more about our environmental, social, and governance practices, visit https://csr.equitransmidstream.com.
Analyst inquiries:
Nate Tetlow – Vice President, Corporate Development and Investor Relations
412-553-5834
ntetlow@equitransmidstream.com
Media inquiries:
Natalie Cox – Communications and Corporate Affairs
412-395-3941
ncox@equitransmidstream.com
Cautionary Statements
This news release contains certain forward-looking statements within the meaning of Section 21E of the United States Securities Exchange Act of 1934, as amended (the Exchange Act), and Section 27A of the United States Securities Act of 1933, as amended (the Securities Act), concerning ETRN and other matters. These statements may discuss goals, intentions and expectations as to future plans, trends, events, results of operations or financial condition, or otherwise, based on current beliefs of the management of ETRN, as well as assumptions made by, and information currently available to, such management. Words such as “could,” “will,” “may,” “assume,” “forecast,” “position,” “predict,” “strategy,” “expect,” “intend,” “plan,” “estimate,” “anticipate,” “believe,” “project,” “budget,” “potential,” “target,” "outlook" or “continue,” and similar expressions are used to identify forward-looking statements. These statements are subject to various risks and uncertainties, many of which are outside ETRN's control. Without limiting the generality of the foregoing, forward-looking statements contained in this communication specifically include expectations of plans, strategies, objectives and growth and anticipated financial and operational performance of ETRN and its affiliates, including guidance and any changes in such guidance regarding ETRN’s gathering, transmission and storage and water services revenue and volume growth, including the anticipated effects associated with the February 2020 Gas Gathering and Compression Agreement and related documents entered into with EQT Corporation (EQT) (collectively, the EQT Global GGA); projected revenue (including from firm reservation fees) and volumes, deferred revenues, expenses, and contract liabilities, and the effects on liquidity, projected revenue, deferred revenue and contract liabilities associated with the EQT Global GGA and the MVP project (including changes in the targeted full in-service date for such project); the ultimate gathering fee relief provided to EQT under the EQT Global GGA and related agreements, including the exercise by EQT of any cash-out option as an alternative to receiving a portion of such relief; ETRN’s ability to de-lever; forecasted adjusted EBITDA (and incremental adjusted EBITDA with MVP full in-service), water operating (loss) income, water EBITDA, net income, free cash flow, retained free cash flow, leverage ratio, and deferred revenue; the weighted average contract life of gathering, transmission and storage contracts; infrastructure programs (including the timing, cost, capacity and sources of funding with respect to gathering, transmission and storage and water projects); the cost, capacity, shippers for, timing of regulatory approvals (including permitting timelines with respect to the MVP project water crossings), final design (including expansions or extensions and capital and incremental adjusted EBITDA related thereto), ability to contract additional capacity on, mitigate emissions from and targeted in-service dates of current or in-service projects or assets, in each case as applicable; the ultimate terms, partner relationships and structure of Mountain Valley Pipeline, LLC (MVP JV) and ownership interests therein; the impact of changes in the targeted full in-service date of the MVP project on, among other things, the fair value of the Henry Hub cash bonus provision of the EQT Global GGA; expansion projects in ETRN’s operating areas and in areas that would provide access to new markets; ETRN’s ability to provide produced water handling services and realize expansion opportunities; ETRN’s ability to identify and complete acquisitions and other strategic transactions, including joint ventures, effectively integrate transactions into ETRN’s operations, and achieve synergies, system optionality and accretion associated with transactions, including through increased scale; ETRN’s ability to access commercial opportunities and new customers for its water services business, and the timing and final terms of any definitive water services agreement or agreements between EQT and ETRN entered into pursuant to the letter agreement between the parties in respect of water services (Water Services Letter Agreement); any credit rating impacts associated with the MVP project, customer credit ratings changes, defaults, acquisitions, dispositions and financings and any changes in EQM’s credit ratings; the impact of the dispute with EQT (or resolution thereof) regarding the Hammerhead gathering agreement and/or ownership of the Hammerhead pipeline on ETRN’s business and results of operations; the impact of such dispute (or resolution thereof) on investors’

perceptions of ETRN’s commercial relationship with EQT; the effect and outcome of future litigation and other proceedings, including regulatory proceedings; the effects of any consolidation of or effected by upstream gas producers, whether in or outside of the Appalachian Basin; the timing and amount of future issuances or repurchases of ETRN’s securities; the effects of conversion, if at all, of ETRN’s preferred shares; the effects of seasonality; expected cash flows and MVCs, including those associated with the EQT Global GGA and any definitive agreement or agreements between EQT and ETRN related to the Water Services Letter Agreement, and the potential impacts thereon of the commission timing and cost of the MVP project; projected capital contributions and capital and operating expenditures, including the amount and timing of reimbursable capital expenditures, capital budget and sources of funds for capital expenditures; dividend amounts, timing and rates; changes in commodity prices and the effect of commodity prices on ETRN's business; future decisions of customers in respect of curtailing natural gas production, timing of turning wells in line, rig and completion activity and related impacts on ETRN’s business; liquidity and financing requirements, including sources and availability; interest rates; the ability of ETRN’s subsidiaries (some of which are not wholly owned) to service debt under, and comply with the covenants contained in, their respective credit agreements; the MVP JV’s ability to raise project-level debt; expectations regarding natural gas and water volumes in ETRN’s areas of operations; ETRN’s ability to achieve anticipated benefits associated with the execution of the EQT Global GGA, the Water Services Letter Agreement and related agreements; the impact on ETRN and its subsidiaries of the coronavirus disease 2019 (COVID-19) pandemic, including, among other things, effects on demand for natural gas and ETRN’s services, commodity prices and access to capital; ETRN’s ability to achieve its ESG and sustainability goals (including goals set forth in its climate policy); the effectiveness of ETRN’s information technology systems and practices to defend against evolving cyber attacks on United States critical infrastructure; the effects of government regulation; and tax status and position. These forward-looking statements involve risks and uncertainties that could cause actual results to differ materially from projected results.

Accordingly, investors should not place undue reliance on forward-looking statements as a prediction of actual results. ETRN has based these forward-looking statements on current expectations and assumptions about future events. While ETRN considers these expectations and assumptions to be reasonable, they are inherently subject to significant business, economic, competitive, regulatory, judicial and other risks and uncertainties, many of which are difficult to predict and are beyond ETRN’s control. The risks and uncertainties that may affect the operations, performance and results of ETRN’s business and forward-looking statements include, but are not limited to, those set forth under "Item 1A. Risk Factors" in ETRN's Annual Report on Form 10-K for the year ended December 31, 2020 filed with the Securities and Exchange Commission (the SEC), as updated by the risk factors disclosed under Part II, "Item 1A. Risk Factors," of ETRN’s Quarterly Report on Form 10-Q for the three months ended March 31, 2021 filed with the SEC, the risk factors to be disclosed under Part II, “Item 1 A. Risk Factors,” of ETRN’s Quarterly Report on Form 10-Q for the three months ended June 30, 2021 to be filed with the SEC, and ETRN's subsequent filings. Any forward-looking statement speaks only as of the date on which such statement is made, and ETRN does not intend to correct or update any forward-looking statement, unless required by securities laws, whether as a result of new information, future events or otherwise. As forward-looking statements involve significant risks and uncertainties, caution should be exercised against placing undue reliance on such statements.

EQUITRANS MIDSTREAM CORPORATION
 STATEMENTS OF CONSOLIDATED COMPREHENSIVE INCOME (UNAUDITED)

	Three Months Ended June 30,
	2021	2020

	(Thousands, except per share amounts)
Operating revenues	$348,295	$340,590
Operating expenses:
Operating and maintenance	38,162	41,663
Selling, general and administrative	35,482	32,821
Transaction costs	—	11,453
Depreciation	69,315	63,151
Amortization of intangible assets	16,205	16,205
Impairments of long-lived assets	56,178	—
Total operating expenses	215,342	165,293
Operating income	132,953	175,297
Equity income	5,921	56,244
Other income	9,453	12,979
Net interest expense	95,642	66,795
Income before income taxes	52,685	177,725
Income tax expense	12,564	34,267
Net income	40,121	143,458
Net income attributable to noncontrolling interests	3,008	86,964
Net income attributable to ETRN	37,113	56,494
Preferred dividends	14,628	29,504
Net income attributable to ETRN common shareholders	$22,485	$26,990

Earnings per share of common stock attributable to ETRN common shareholders - basic	$0.05	$0.10
Earnings per share of common stock attributable to ETRN common shareholders - diluted	$0.05	$0.10

Weighted average common shares outstanding - basic	433,003	260,883
Weighted average common shares outstanding - diluted	433,464	260,883

EQUITRANS MIDSTREAM CORPORATION
GATHERING RESULTS OF OPERATIONS

	Three Months Ended June 30,
	2021	2020

FINANCIAL DATA	(Thousands, except per day amounts)
Firm reservation fee revenues(1)	$149,360	$149,109
Volumetric-based fee revenues	90,592	72,422
Total operating revenues	239,952	221,531
Operating expenses:
Operating and maintenance	24,274	22,745
Selling, general and administrative	25,689	24,521
Depreciation	46,911	41,827
Amortization of intangible assets	16,205	16,205
Total operating expenses	113,079	105,298
Operating income	$126,873	$116,233

Other income(2)	$9,434	$12,554

OPERATIONAL DATA
Gathered volumes (BBtu per day):
Firm capacity(1)	5,279	5,079
Volumetric-based services	3,106	2,607
Total gathered volumes	8,385	7,686

Capital expenditures(3)	$59,680	$101,157

(1)Includes revenues and volumes, as applicable, from contracts with MVCs.
(2)Other income includes the unrealized gains on derivative instruments associated with the Henry Hub cash bonus payment provision.
(3)Includes approximately $4.1 million and $11.1 million of capital expenditures related to noncontrolling interests in Eureka for the three months ended June 30, 2021 and 2020, respectively.

EQUITRANS MIDSTREAM CORPORATION
TRANSMISSION RESULTS OF OPERATIONS

	Three Months Ended June 30,
	2021	2020

FINANCIAL DATA	(Thousands, except per day amounts)
Firm reservation fee revenues	$83,797	$83,764
Volumetric-based fee revenues	9,101	5,161
Total operating revenues	92,898	88,925
Operating expenses:
Operating and maintenance	8,478	9,630
Selling, general and administrative	8,632	5,905
Depreciation	13,826	13,570
Total operating expenses	30,936	29,105
Operating income	$61,962	$59,820

Equity income	$5,921	$56,244

OPERATIONAL DATA
Transmission pipeline throughput (BBtu per day):
Firm capacity reservation	2,906	2,742
Volumetric-based services	12	7
Total transmission pipeline throughput	2,918	2,749

Average contracted firm transmission reservation commitments (BBtu per day)	3,780	3,767

Capital expenditures(1)	$7,790	$15,464
(1)Transmission capital expenditures do not include capital contributions made to the MVP JV for the MVP and MVP Southgate projects of approximately $73.9 million and $33.5 million for the three months ended June 30, 2021 and 2020, respectively.

EQUITRANS MIDSTREAM CORPORATION
WATER RESULTS OF OPERATIONS

	Three Months Ended June 30,
	2021	2020

FINANCIAL DATA	(Thousands, except MMgal amounts)
Firm reservation fee revenues(1)	$929	$11,007
Volumetric based fee revenues	14,516	19,127
Water services revenues	15,445	30,134
Operating expenses:
Operating and maintenance	5,393	9,288
Selling, general and administrative	1,313	1,044
Depreciation	8,201	7,499
Impairments of long-lived assets	56,178	—
Total operating expenses	71,085	17,831
Operating (loss) income	$(55,640)	$12,303

OPERATIONAL DATA
Water services volumes (MMgal)
Firm capacity reservation(1)	18	150
Volumetric based services	296	435
Total water volumes	314	585

Capital expenditures	$4,820	$2,371
(1)Includes revenues and volumes, as applicable, from contracts with MVCs.

Source: Equitrans Midstream Corporation